Exhibit 99.1

Ramaco Resources, Inc. Announces Public Offering of Senior Unsecured Notes Due 2026

Company Release – July 7, 2021

LEXINGTON, KY – (PR NEWSWIRE) – Ramaco Resources, Inc. (NASDAQ: METC) (“Ramaco Resources” or the “Company”) announced today that it plans to offer senior unsecured notes due 2026 (the “Notes”) in a registered underwritten public offering (the “Offering”). The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding future acquisitions and investments, making capital expenditures and funding working capital. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

In connection with the Offering, the Company has applied to list the Notes on the NASDAQ Global Select Market (the “NASDAQ”) under the symbol “METCL.” If approved for listing, trading on the NASDAQ is expected to commence within 30 days after the Notes are first issued.

B. Riley Securities, Inc., Ladenburg Thalmann & Co. Inc., and William Blair & Company, L.L.C. will act as joint book-running managers for the Offering. Aegis Capital Corp., The Benchmark Company, LLC and B.C. Ziegler & Company will act as co-managers for the Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes may only be offered and sold under the Company’s registration statement on Form S-1, which has been filed with the Securities and Exchange Commission ("SEC") but has not yet become effective. The Notes may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A copy of the registration statement is available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus related to the Offering may be obtained from the offices of B. Riley Securities, Inc. at 1300 North 17th Street, Suite 1400, Arlington, VA 22209, by calling (703) 312-9580 or by emailing prospectuses@brileyfin.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the impact of the COVID-19 global pandemic, unexpected delays in our current mine development activities, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, or further decline of demand for coal in export markets and underperformance of the railroads. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of metallurgical coal in southern West Virginia, southwestern Virginia and southwestern Pennsylvania. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia. The Company has five active mines operating from two mining complexes at this time.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com.

Contact:

Phone: 859-244-7455
E-mail: info@ramacocoal.com

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